SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
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Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                          First Merchants Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                 Larry R. Helms
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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Common Stock
________________________________________________________________________________
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


                           FIRST MERCHANTS CORPORATION
                             200 EAST JACKSON STREET
                              MUNCIE, INDIANA 47305


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2002



The annual meeting of the shareholders of First Merchants Corporation (the "Corporation") will be held at the Horizon Convention Center, 401 South High Street, Muncie, Indiana 47305, on Thursday, April 11, 2002, at 3:30 p.m. for the following purposes:

(1) To elect five directors, to hold office for a term of three years and until their successors are duly elected and qualified.

(2)  To transact such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on February 14, 2002 shall be entitled to notice of and to vote at the meeting.


                                      By Order of the Board of Directors



                                      Larry R. Helms
                                      Secretary

Muncie, Indiana
February 26, 2002



                             YOUR VOTE IS IMPORTANT!

      YOU ARE URGED TO SUBMIT YOUR PROXY VIA THE INTERNET OR TO SIGN, DATE
           AND RETURN YOUR PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE
       AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING
                     IN ACCORDANCE WITH YOUR INSTRUCTIONS.

                                                               February 26, 2002

                           FIRST MERCHANTS CORPORATION

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 11, 2002

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by and on behalf of the Board of Directors of First Merchants Corporation (the "Corporation") for use at the annual meeting of shareholders of the Corporation to be held April 11, 2002. The distribution of these proxy materials is expected to commence on February 26, 2002.

Please sign, date and return your proxy card or submit your proxy via the Internet as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. Internet voting is quick, convenient and your vote is immediately submitted. Our Internet voting site is available 24 hours a day, 7 days a week. To submit your proxy via the Internet, log on to the website www.proxytrust.com, click on the "Investors" tab, and follow the simple instructions on the screen. You will be required to enter your unique 10-digit control number found in the box near the right margin of your First Merchants Corporation proxy card in order to vote on the electronic equivalent of the proxy card. Similar instructions are included on the enclosed proxy card. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed and returned your proxy card.

Any shareholder giving a proxy has the right to revoke it any time before it is exercised by giving written notice of revocation to the Secretary received prior to the meeting, by voting again in writing or via the Internet, or by voting in person at the meeting. The shares represented by proxies will be voted in accordance with the instructions on the proxies. In the absence of specific instructions to the contrary, proxies will be voted in favor of election to the Board of Directors of all nominees listed in Item 1 of the proxy. If any director nominee named in this proxy statement shall become unable or declines to serve (an event which the Board does not anticipate), the persons named as proxies will have discretionary authority to vote for a substitute nominee named by the Board, if the Board determines to fill such nominee's position.

VOTING SECURITIES

Only shareholders of record at the close of business on February 14, 2002 will be entitled to notice of and to vote at the annual meeting. 12,776,415 shares of common stock were outstanding and entitled to vote as of February 14, 2002.

Each share of the Corporation's common stock is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Shareholders do not have a right to cumulate their votes for directors. The affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy is required for approval of all items submitted to the shareholders for their consideration other than the election of directors. The Secretary will count the votes and announce the results of the voting at the meeting. Abstentions will be counted for the purpose of determining whether a quorum is present but for no other purpose. Broker non-votes will not be counted.

The Corporation's subsidiaries held 1,188,502 shares of the Corporation's common stock as of February 14, 2002 in various fiduciary capacities, in regular, nominee or street name accounts, consisting of 9.30% of the Corporation's outstanding shares. Beneficial ownership of shares so held is disclaimed by the Corporation. It is the practice of the respective subsidiaries when holding shares as sole trustee or sole executor to vote the shares but, where shares are held as co-executor or co-trustee, approval is obtained from the co-fiduciary prior to voting.

ELECTION OF DIRECTORS

Five directors will be elected at the annual meeting.

The persons named below have been nominated for election to the Board of Directors (the "Board"), with terms expiring as of the 2005 annual meeting of shareholders. All of the nominees are currently members of the Board.

Those persons nominated as directors include:

Name and Age                         Present Occupation                                                  Director Since
------------                         ------------------                                                  --------------
Class II (Terms expire 2005):

Stefan S. Anderson                   Chairman of the Board of the Corporation and First                       1982
Age 67                               Merchants Bank, National Association ("First
                                     Merchants"), a wholly-owned subsidiary of the
                                     Corporation

Jerry M. Ault(1)                     Chairman of the Board, President and Chief Executive                     2001
Age 65                               Officer, Frances Slocum Bank ("Frances Slocum"), a
                                     wholly-owned subsidiary of the Corporation

Blaine A. Brownell                   President, Ball State University                                         2001
age 59

Thomas B. Clark                      Retired Chairman of the Board, President and Chief                       1989
age 56                               Executive Officer,  Alltrista Corporation (Alltrista
                                     Corporation manufactures metal and plastic products.)

John E. Worthen                      President Emeritus,  Ball State University                               1987
age 68

Those persons named below continue to serve as directors:

Class I (Terms expire 2004):

Dennis A. Bieberich(2)               President and Chief Executive Officer, Decatur Bank                      2000
age 51                               and Trust Company ("Decatur"), a wholly-owned
                                     subsidiary of the Corporation

Michael L. Cox                       President and Chief Executive Officer of the                             1984
age 57                               Corporation

Norman M. Johnson                    Retired Executive Vice President, Stein Roe &                            1996
age 67                               Farnham, Investment Counsel

George A. Sissel                     Chairman of the Board, Ball Corporation (Ball                            1995
age 65                               Corporation manufactures metal and plastic packaging
                                     products and technology products and services.)

Robert M. Smitson                    Chairman of the Board, Maxon Corporation (Maxon                          1982
age 65                               Corporation designs and manufactures specialty
                                     industrial combustion systems and valves.)

Class III (Term expires 2003):

Roger M. Arwood                      Executive Vice President of the Corporation and                          2000
age 50                               President and Chief Executive Officer,  First Merchants

James F. Ault(3)                     Chairman of the Board, The Madison Community Bank                        1999
age 66                               ("Madison"), a wholly-owned subsidiary of the
                                     Corporation, and retired executive of General Motors
                                     Corporation

Name and Age                         Present Occupation                                                  Director Since
------------                         ------------------                                                  --------------
Frank A. Bracken                     Retired Attorney, Bingham McHale LLP                                     1994
age 67

Barry J. Hudson(3)                   Chairman of the Board, First National Bank of Portland                   1999
age 61                               ("First National"), a wholly-owned subsidiary of the
                                     Corporation

(1) Under an Agreement of Reorganization and Merger between the Corporation and Francor Financial, Inc., the Board appointed Mr. J. M. Ault as a member of the Board on August 14, 2001 and agreed to nominate him for election for a full 3-year term as a director at the 2002 annual meeting of shareholders.

(2) Under an Agreement of Reorganization and Merger between the Corporation and Decatur Financial, Inc., the Board appointed Mr. Bieberich as a member of the Board on August 8, 2000 and agreed to nominate him for election to a full 3-year term as a director at the 2001 annual meeting of shareholders.

(3) Under Agreements of Reorganization and Merger between the Corporation and Jay Financial Corporation, and among the Corporation, Pendleton Banking Company ("Pendleton"), and Anderson Community Bank ("Anderson"), the Board appointed Messrs. Hudson and J. F. Ault as members of the Board on May 11, 1999 and agreed to nominate them for election to full 3-year terms as directors at the 2000 annual meeting of shareholders.

The occupations set forth above have been the principal occupations of the director-nominees and continuing directors during the past 5 years except as follows:

Mr. Anderson was also President of the Corporation from 1982 to 1998 and CEO from 1982 to 1999, and he was President of First Merchants from 1979 to 1996 and CEO from 1979 to 1999. Mr. Arwood was the Executive Vice President and Chief Credit Officer of Boatmen's Bank from 1988 until 1997, when he became Executive Vice President, Credit Risk Management, of NationsBank/Bank of America. He joined the Corporation and First Merchants in 2000 and became President and CEO of First Merchants later in the same year. Mr. J. F. Ault became Chairman of the Board of Anderson when it was formed in 1995, and he became Chairman of the Board of Madison in 1999 when Anderson was merged into Pendleton to form Madison. Mr. Bracken was Of Counsel with the Bingham Summers Welsh & Spilman LLP law firm until his retirement on January 1, 2001. The firm changed its name to Bingham McHale LLP, effective January 1, 2002. Dr. Brownell was Provost and Vice President for Academic Affairs at the University of North Texas from 1990 to 1998 and Executive Director of the Center for International Programs and Services at the University of Memphis from 1998 to 2000. He became President of Ball State University in 2000. Mr. Clark served as President and CEO of Alltrista Corporation from 1995 to 2001, and as Chairman of the Board from 2000 to 2001. Mr. Cox became President of First Merchants in 1996, President of the Corporation in 1998, and CEO of both in 1999. He was succeeded by Mr. Arwood as President and CEO of First Merchants in 2000. Mr. Hudson has served as Chairman of the Board of First National since 1982, and he was also President of First National from 1982 to 1998 and CEO from 1982 until 2000. Mr. Sissel has served as Chairman of the Board of Ball Corporation since 1996. He was CEO of Ball Corporation from 1994 until his retirement in 2001. Mr. Smitson was President of Maxon Corporation from 1979 to 1997, CEO from 1985 to 1998, and Vice Chairman of the Board from 1989 to 1998. Dr. Worthen was President of Ball State University from 1984 to 2000.

Messrs. Bracken and Sissel are also directors of Ball Corporation. Dr. Worthen is also a director of Crossmann Communities, Inc.

CERTAIN COMMITTEES OF THE BOARD

Executive Committee

The Corporation's Executive Committee functions as a nominating committee. It recommends to the Board: (a) candidates to fill any vacancies on the Board, and
(b) a slate of directors to be elected each year at the annual meeting of shareholders. The Committee will consider nominees recommended by shareholders. Any such recommendation should be in writing and addressed to the Secretary, First Merchants Corporation, 200 East Jackson Street, Muncie, Indiana 47305. The members of the Executive Committee are Messrs. Smitson (Chairman), Anderson, Arwood, Bracken, Clark, Cox, Hudson and Sissel. John W. Hartmeyer, who is a director of First Merchants, serves as a non- voting member of the Committee. The Committee did not meet during 2001. Its functions as a nominating committee were carried out by the Board.

Compensation and Human Resources Committee

The Corporation has a Compensation and Human Resources Committee whose functions are: (a) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees of the Corporation and the chief executive officers of its subsidiaries, and (b) to review and approve the compensation and benefits to be paid to the executive officers and senior management employees and the compensation ranges and benefits for other officers and employees of the Corporation's subsidiaries. The authority to periodically adjust the compensation and benefits of employees, other than executive officers and senior management of the Corporation and the chief executive officers of its subsidiaries, has been delegated by the Committee to the chief executive officers of the subsidiaries. The Committee is responsible for the administration of the Corporation's incentive compensation and stock plans. The members of the Committee are Messrs. Smitson (Chairman), Anderson, Bracken, Clark and Johnson. Mr. Hartmeyer serves as a non-voting member of the Committee. The Committee met 3 times during 2001.

Audit Committee

The Corporation has an Audit Committee which assists the Board in monitoring the integrity of the Corporation's financial statements, the Corporation's compliance with legal and regulatory requirements, and the performance and independence of the Corporation's internal and external auditors. In discharging its duties, the Committee: (a) meets with the independent auditor to review the scope and results of the annual audits; (b) meets with the internal audit staff, the independent auditor and management to consider and review the adequacy of the Corporation's internal controls, and meets separately with each of these groups to discuss any other matters that the Committee or these groups believe should be discussed privately; and (c) recommends the selection of the independent auditor for approval by the Board, and approves the independent auditor's compensation. The Board of Directors has adopted a written charter for the Audit Committee. The members of the Audit Committee are Messrs. J. F. Ault (Chairman), Anderson, Clark and Worthen. Philip H. Barger, who is a director of Decatur, Daniel Eichhorn, who is a director of the Corporation's wholly-owned subsidiary, First United Bank ("First United"), Suzanne L. Gresham and Nelson W. Heinrichs, who are directors of First Merchants, George R. Likens, who is a director of Madison, Greg Moser, who is a director of First National, Gerald S. Paul, who is a director of the Corporation's wholly-owned subsidiary, The Union County National Bank of Liberty ("Union County"), and Thomas E. Chalfant, who is a director of the Corporation's wholly-owned subsidiary, Randolph County Bank ("Randolph County"), serve as non-voting members of the Committee. All of the members of the Audit Committee are "independent directors," as defined in Rule 4200(a)(15) of the NASD's listing standards, except for Mr. Anderson, who has been employed by the Corporation and First Merchants within the past three years. Mr. Anderson retired as the Chief Executive Officer of the Corporation and First Merchants on April 16, 1999. The Board has determined, in accordance with Rule 4460(d)(2) of the NASD's listing standards, that Mr. Anderson's membership on the Committee is required by the best interests of the Corporation and its shareholders due to his unique understanding of financial matters acquired during his many years of service to the banking industry, including 6 years as a member of the Federal Reserve Board of Chicago. The Audit Committee met 4 times during 2001.

MEETINGS OF THE BOARD

The Board of Directors of the Corporation held 7 meetings during 2001. The only director who attended fewer than 75% of the total number of meetings of the Board and the committees on which he served was Mr. J. M. Ault, who attended 2 of the 3 meetings (67%) held during the period for which he has been a director.

COMPENSATION OF DIRECTORS

The directors of the Corporation who are employees of the Corporation or one of its subsidiaries received no separate compensation for their services as directors in 2001, except as follows: For his services as a director and Chairman of the Board of Directors of Frances Slocum, Mr. J. M. Ault was paid a retainer of $3,600 and $300 for each Board meeting he attended.

The directors of the Corporation who are not employees were paid an annual retainer of $5,000 in 2001, except that Mr. Anderson was paid an annual retainer of $12,000 for his services as Chairman of the Board of Directors of the Corporation. The directors who are not employees also received $400 for each Board meeting and $250 for each committee meeting they attended, except that the Board and committee chairmen were paid 150% of the regular meeting fee. Messrs. Anderson and Smitson also serve as directors of First Merchants, for which Mr. Smitson received an annual retainer of $3,400 in 2001 and Mr. Anderson, as Chairman of the First Merchants Board, received an annual retainer of $8,000. They also received $400 for each First Merchants Board meeting they attended, except that Mr. Anderson, as Board Chairman, received $600. Messrs. Anderson, Smitson and Worthen serve on committees of First Merchants and were paid $250 for each committee meeting they attended, except that Mr. Smitson, as Chairman of the First Merchants Executive Committee, received $375 per meeting. For his services as a director and Chairman of the Board of Directors of Madison, Mr. J.
F. Ault was paid $250 for each Board meeting and $50 for each committee meeting he attended. For his services as a director and Chairman of the Board of First National, Mr. Hudson was paid $5,832, of which $4,356 was deferred compensation under an insurance-funded deferred compensation plan maintained by First National. For his services as a director and Chairman of the Executive Committee of Union County, Mr. Johnson was paid a retainer of $4,200 and $350 for each Board and Executive Committee meeting he attended. Union County also paid him a bonus of $770 and provided him life insurance coverage in the amount of $40,000 for these services.

On July 1, 2001, options were granted under the provisions of the Corporation's 1999 Long-term Equity Incentive Plan to each of the non-employee directors to purchase shares of the Corporation's common stock. Taking into account the 5% common stock dividend that was distributed on September 24, 2001 to shareholders of record at the close of business on September 3, 2001, each option is for 1,050 shares at an option price of $21.7524 per share, the market price on the date of the grants.

The Corporation maintains an unfunded deferred compensation plan which gives each director an annual election to defer the receipt of director's fees. Any amounts reflected in a director's account under the plan are credited with interest at a rate equal to First Merchants' 18-month variable rate IRA account rate. Payments commence when the participant is no longer a director of the Corporation or First Merchants. During 2001, one of the Corporation's directors participated in the plan, deferring fees totaling $8,000.

COMPENSATION OF EXECUTIVE OFFICERS

The tables in this section of the Proxy Statement contain information concerning the compensation of the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer as of the Corporation's most recent fiscal year-end, December 31, 2001. The information in these tables concerning stock options has been adjusted to give retroactive effect to the 5% common stock dividend that was distributed on September 24, 2001 to shareholders of record at the close of business on September 3, 2001.

Summary Compensation Table

The following table contains information concerning the compensation paid by the Corporation and its subsidiaries for the years 1999, 2000 and 2001 to the Corporation's Chief Executive Officer and its 4 most highly compensated executive officers other than the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

------------------------------------------------------------------------------------------------------------------------
                                                           Annual Compensation           Long Term
                                                                                         Compensation
                                                     ---------------------------------------------------
                                                                                            Awards
                                                                                      ------------------
Name and                                                                                  Securities
Principal                                                                                 Underlying        All Other
Position                                     Year        Salary         Bonus(1)           Options       Compensation(2)
                                                           ($)             ($)                (#)               ($)
------------------------------------------------------------------------------------------------------------------------
Michael L. Cox                               2001        255,359         63,450             10,500             3,125
   President and Chief Executive             2000        234,969         70,732             10,500             2,625
   Officer, Corporation                      1999        194,105         56,772             10,500             2,375

Roger M. Arwood                              2001        188,834         35,201              8,400                 0
   Executive Vice President,                 2000        133,883         13,750              8,400                 0
   Corporation; President and Chief
   Executive Officer, First
   Merchants(3)

Roy A. Eon                                   2001        147,328         23,049              4,200                 0
   Senior Vice President,
   Corporation and First Merchants(4)

Larry R. Helms                               2001        115,422         16,690              4,830             1,404
   Senior Vice President, General            2000        111,014         10,325              4,830             1,350
   Counsel and Secretary, Corporation;       1999        106,654         19,898              5,250             1,298
   Executive Vice President, First
   Merchants

James L. Thrash,                             2001        108,516         12,503              4,830             1,060
   Senior Vice President, Corporation        2000        104,353          8,679              4,830             1,020
   and First Merchants; Chief Financial      1999        100,421         18,787              5,250               980
   Officer, Corporation
------------------------------------------------------------------------------------------------------------------------

(1) The Corporation restructured its incentive compensation program for senior management in 2000. Under the restructured program, the bonuses earned by each executive officer for 2000 and 2001was paid 2/3 in cash following the end of the fiscal year and 1/3 in "deferred stock units" which are payable in cash two years after the date of grant, unless the units are forfeited due to termination of the executive officer's employment for cause or because the executive officer voluntarily terminated employment (except on account of retirement, death or disability) prior to payment. The portion of the bonus paid in deferred stock units is not reportable in the Summary Compensation Table, but is disclosed in the Long-term Incentive Plan Awards Table below.

(2) Represents employer matching contributions for fiscal year to First Merchants Corporation Retirement Savings Plan (a ss.401(k) plan).

(3) Mr. Arwood was employed as Executive Vice President of the Corporation and First Merchants on March 1, 2000. He became President and CEO of First Merchants on September 19, 2000.

(4) Mr. Eon was employed as Senior Vice President of the Corporation and First Merchants on January 8, 2001.

Option Grants Table

The 1999 Long-term Equity Incentive Plan, which became effective as of July 1, 1999, authorizes the Compensation Committee to grant stock-based incentive awards, including stock options, to eligible employees of the Corporation or any subsidiary. The following table contains information concerning individual grants of stock options under the plan made during 2001 to each of the executive officers named in the Summary Compensation Table above. Each option was to purchase the Corporation's common stock at a price not less than the market price of the stock on the date of grant.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

--------------------------------------------------------------------------------------------------------------------
                              Individual Grants
                                                                                              Potential Realizable
------------------------------------------------------------------------------------------    Value at Assumed
                          Number of        Percent of                                         Annual Rates of Stock
                       Securities Under-   Total Options                                      Price Appreciation for
                        lying Options      Granted to         Exercise                        Option Term
                           Granted         Employees in        Price                         -----------------------
Name                         (#)           Fiscal Year         ($/Sh)      Expiration Date       5%($)      10%($)
--------------------------------------------------------------------------------------------------------------------
Michael L. Cox             10,500               9.59          21.7524         July 1, 2011     143,892     363,156

Roger M. Arwood             8,400               7.67          21.7524         July 1, 2011     115,114     290,525

Roy A. Eon                  2,100               1.92          20.0893      January 8, 2011      26,578      67,078
                            2,100               1.92          21.7524         July 1, 2011      28,778      72,631

Larry R. Helms              4,830               4.41          21.7524         July 1, 2011      66,190     167,052

James L. Thrash             4,830               4.41          21.7524         July 1, 2011      66,190     167,052
--------------------------------------------------------------------------------------------------------------------

(1) Mr. Eon was granted an option for 2,100 shares on January 8, 2001, which is exercisable on or after January 8, 2003. This option is not exercisable after January 8, 2011. The other options were granted on July 1, 2001 and are exercisable on or after July 1, 2003. These options are not exercisable after July 1, 2011.

Aggregated Option Exercises and Fiscal Year-End Option Value Table

The following table contains information concerning (1) each exercise of stock options during 2001 under the 1989 Stock Option Plan, the 1994 Stock Option Plan, or the 1999 Long-term Equity Incentive Plan by each of the executive officers named in the Summary Compensation Table above, and (2) the value as of December 31, 2001 of each of the named executive officer's unexercised options on an aggregated basis.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                     YEAR AND FISCAL YEAR-END OPTION VALUES

------------------------------------------------------------------------------------------------------------------
                                Shares                       Number of Securities          Value of Unexercised
                               Acquired                     Underlying Unexercised         In-the-Money Options
                                  on          Value       Options at Fiscal Year-End        at Fiscal Year-End
                               Exercise      Realized                 (#)                           ($)
Name                             (#)           ($)         Exercisable/Unexercisable     Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------------
Michael L. Cox                    0             0               50,037 / 26,547              389,771 / 77,500

Roger M. Arwood                   0             0                5,250 / 11,550                2,668 / 31,242

Roy A. Eon                        0             0                    0 / 4,200                     0 / 13,016

Larry R. Helms                    0             0               27,215 / 9,665               180,259 / 29,649

James L. Thrash                   0             0                8,395 / 9,665                12,353 / 29,649
------------------------------------------------------------------------------------------------------------------

Long-term Incentive Plan Awards Table

Under the restructured Senior Management Incentive Compensation Program, which became effective in 2000, the annual bonuses earned by participating employees are payable 2/3 in cash following the end of the fiscal year and 1/3 in "deferred stock units" two years after the bonus is earned. When payable, the units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payments for the units are made in cash, not stock. If the participant's employment is terminated for cause or is voluntarily terminated by the participant (except on account of retirement, death or disability) prior to the date of payment, the units are forfeited. The following table contains information concerning deferred stock unit awards for 2001 under the Senior Management Incentive Compensation Program to each of the executive officers named in the Summary Compensation Table above. The section of this Proxy Statement entitled "Compensation and Human Resources Committee Report on
Executive Compensation -- Incentive Compensation" contains additional information about the Senior Management Incentive Compensation Program.

             LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------
Name                     Number of Shares,          Performance or Other Period
                         Units or Other Rights      Until Maturation or Payout
--------------------------------------------------------------------------------
Michael L. Cox                  1,321                    1/29/02 - 1/29/04

Roger M. Arwood                   733                    1/29/02 - 1/29/04

Roy A. Eon                        480                    1/29/02 - 1/29/04

Larry R. Helms                    348                    1/29/02 - 1/29/04

James L. Thrash                   260                    1/29/02 - 1/29/04
--------------------------------------------------------------------------------

Pension Plans

The  Corporation  has a  qualified  defined  benefit  pension  plan , the  First
Merchants Corporation Retirement Pension Plan, covering, in general, all full-time employees of the Corporation and its subsidiaries. The Corporation also has a nonqualified plan, the First Merchants Corporation Supplemental Executive Retirement Plan , which provides benefits to designated executives that would otherwise be payable under the qualified plan if incentive compensation were included in compensation and Internal Revenue Code Section 401(a)(17) did not limit the amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. For plan years beginning on or after January 1, 2000, $170,000 is the maximum amount of compensation that can be considered for purposes of calculating pension benefits accruing under the qualified plan. This maximum amount increases to $200,000 for plan years beginning on or after January 1, 2002.

The following table shows the estimated annual benefits payable upon retirement at age 65 to persons born in 1947 (the average of the birth years of the executive officers named in the Summary Compensation Table above) in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                               PENSION PLAN TABLE

-----------------------------------------------------------------------------------------------
Compensation                                   Years of Service
-----------------------------------------------------------------------------------------------
                      15              20               25                30                35
-----------------------------------------------------------------------------------------------
$ 125,000        $  34,805       $  46,406        $  58,008         $  58,008         $  58,008
  150,000           42,680          56,906           71,133            71,133            71,133
  200,000           58,430          77,906           97,383            97,383            97,383
  250,000           74,180          98,906          123,633           123,633           123,633
  300,000           89,930         119,906          149,883           149,883           149,883
  350,000          105,680         140,906          176,133           176,133           176,133
  400,000          121,430         161,906          202,383           202,383           202,383
  450,000          137,180         182,906          228,633           228,633           228,633
-----------------------------------------------------------------------------------------------

Participants in the qualified plan who had at least 15 credited years of service and whose combined age and years of service totaled at least 65 as of January 1, 1991, including Mr. Helms, are entitled to a pension benefit calculated under the formula that was in effect prior to 1990 if that will produce a greater benefit. The following table shows the estimated annual benefits payable upon retirement at age 65 under the formula that was in effect prior to 1990 in specified compensation and years of service classifications under the plans. The benefit amounts shown in the table include amounts payable under both the qualified and the nonqualified plans, for those executives who participate in both.

                      PENSION PLAN TABLE (Pre-1990 Formula)

-----------------------------------------------------------------------------------------------
Compensation                                   Years of Service
-----------------------------------------------------------------------------------------------
                      15              20               25                30                35
-----------------------------------------------------------------------------------------------
$ 125,000        $  37,500       $  50,000        $  62,500         $  62,500         $  62,500
  150,000           45,000          60,000           75,000            75,000            75,000
  200,000           60,000          80,000          100,000           100,000           100,000
  250,000           75,000         100,000          125,000           125,000           125,000
  300,000           90,000         120,000          150,000           150,000           150,000
  350,000          105,000         140,000          175,000           175,000           175,000
  400,000          120,000         160,000          200,000           200,000           200,000
  450,000          135,000         180,000          225,000           225,000           225,000
-----------------------------------------------------------------------------------------------

Benefits under the plans are determined primarily by average final compensation and years of service (to a maximum of 25 years) and are computed on the basis of straight-life annuity amounts. They are not subject to any deduction for Social Security or other offset amounts.

Compensation for purposes of the qualified plan consists of the base salary and service award components of the salary amounts reported in the Summary Compensation Table above. Compensation for purposes of the nonqualified plan also includes the bonus amounts reported in the Summary Compensation Table above. All of the executive officers named in the Summary Compensation Table above are participants in the qualified plan, except for Mr. Eon, who isn't eligible yet. Mr. Cox and Mr. Arwood are also participants in the nonqualified plan. The 2001 compensation used for purposes of calculating pension benefits under the plans, and the credited years of service as of January 1, 2002, of the executive officers named in the Summary Compensation Table who are participants in either or both of the plans are: Mr. Cox, $345,210 (7.7 years), Mr. Arwood, $237,801 (1.8 years), Mr. Helms, $112,470 (30.3 years), and Mr. Thrash, $106,200
(24.0 years).

Termination of Employment and Change of Control Arrangements

The Corporation and First Merchants have change of control agreements with Messrs. Cox, Arwood, Eon, Helms and Thrash which provide severance benefits in the event of both a change of control of the Corporation or First Merchants and a termination or constructive termination of the employment of the executive within 24 months after the change of control, unless such termination was for cause, because of the executive's death or disability, or by the executive other than on account of constructive termination. In general, a "change of control" means an acquisition by any person of 25% or more of the Corporation's or First Merchants' voting shares, a change in the makeup of a majority of the Corporation's or First Merchants' Board of Directors over a 24-month period, a merger of the Corporation or First Merchants in which the shareholders before the merger own 50% or less of the Corporation's or First Merchants' voting shares after the merger, or approval by the Corporation's shareholders of a plan of complete liquidation of the Corporation or First Merchants or an agreement to sell or dispose of substantially all of the Corporation's or First Merchants' assets. A "constructive termination" means, generally, a significant reduction in duties, compensation or benefits or a relocation of the executive's office outside of Muncie, Indiana unless agreed to by the executive. The severance benefits payable to Messrs. Cox and Arwood, in addition to base salary and incentive compensation accrued through the date of termination would be: a lump sum payment equal to 299% of the sum of (1) their annual base salary and (2) their largest bonus under the Corporation's Senior Management Incentive Compensation Program during the 2 years preceding termination. The benefits payable to Messrs. Eon, Helms and Thrash would be determined in a similar manner, except that the percentage would be 200% for Messrs. Eon and Helms, and 150% for Mr. Thrash, instead of 299%. The executives would also be paid an amount equal to any excise tax imposed under Section 4999 of the Internal Revenue Code on any "excess parachute payment,"and they would be entitled to 2 years of life, disability, accident and health insurance benefits, the bargain element value of then outstanding stock options, outplacement services, and reasonable legal fees and expenses incurred as a result of the termination. The agreements were not entered into in response to any effort to acquire control of the Corporation or First Merchants, and the Board of Directors is not aware of any such effort.

COMPENSATION AND HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee directors comprise the Compensation and Human Resources Committee of the Corporation: Robert M. Smitson (Chairman), Stefan S. Anderson, Frank A. Bracken, Thomas B. Clark, and Norman M. Johnson. John W. Hartmeyer, who is a director of First Merchants, serves as a non-voting member of the Compensation and Human Resources Committee. Mr. Anderson was the Chief Executive Officer of the Corporation and First Merchants until his retirement on April 16, 1999.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resources Committee is responsible for administering the Corporation's executive compensation program, which includes its incentive compensation and equity-based plans. The manner in which the Committee establishes the compensation of the Corporation's chief executive officer, Mr. Cox, as well as the compensation of the other executive officers of the Corporation, is described below. The compensation of the other executive officers is determined after consideration of the chief executive officer's recommendations.

General Policy on Executive Compensation. The executive compensation program is intended to provide incentives to executive officers to achieve both current and long-term strategic management goals of the Corporation, with the ultimate objective of obtaining a superior return on the shareholders' investment. To this end, the compensation program for executive officers is comprised of cash and equity-based components which recognize performance as measured against the Corporation's annual and long-term goals, as well as performance evaluated in comparison to industry peers.

The Corporation's executive compensation program is designed to assist the Corporation in achieving its business objectives by: maintaining a competitive compensation program to attract and retain qualified executives; providing performance-based incentive compensation that is directly related to the Corporation's financial performance and individual contributions to that performance; and linking compensation to factors which affect short-term and long-term stock performance. The Compensation and Human Resources Committee believes that the executive compensation program is a significant contributor to the Corporation's excellent performance compared to industry peers. The Corporation's earnings have increased every year since it was formed in 1982.

In general, the Committee tries to set the total compensation of the executive officers of the Corporation - comprised of salary, incentive compensation, and equity-based compensation - at or near the median of the compensation paid to executive officers with similar responsibilities at Indiana and Midwestern banks and bank holding companies of similar size.

Salaries. The salaries paid to the Corporation's executive officers, including the chief executive officer, for 2001 were subjectively determined after consideration of the executive officer's individual responsibilities, performance, and experience, the evaluation by the chief executive officer of the executive officers other than the chief executive officer, a review of several measurements of the Corporation's short-term and long-term financial results compared with industry peers, various industry salary surveys, and other factors such as budgetary considerations and inflation rates.

Incentive Compensation. The Committee believes that performance-based pay should be a significant component of the executive officers' total compensation package. Therefore, under the Corporation's Senior Management Incentive Compensation Program, each of the executive officers is covered by an incentive plan whose purpose is to provide incentive compensation which will reward the executive based on performance, link compensation to achievement of organizational and individual goals, motivate and retain key personnel, and attract qualified talent to the Corporation.

Under the Program, each executive officer, including the chief executive officer, is assigned a target bonus for the following calendar year which is a percentage of salary. If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than the target. The executive officers, other than the chief executive officer, will earn a bonus by meeting or exceeding pre-established performance levels for the year with respect to the Corporation's and/or relevant subsidiary bank's operating earnings and, except for the chief executive officers of the Corporation and First Merchants, by achieving pre-established individual benchmarks. The bonus of the Corporation's chief executive officer is based on whether he meets or exceeds pre- established performance levels for the year with respect to the Corporation's operating earnings per share, diluted GAAP earnings per share and return on equity. To further the purpose of executive retention, 2/3 of the bonus is payable in cash following the end of the calendar year, and the other 1/3 is payable in "deferred stock units" two years after the bonus is earned (unless the portion payable in deferred stock units is less than $1,000, in which case the entire bonus is payable in cash). When payable, the deferred stock units are valued at an amount equal to the fair market value of the Corporation's common stock on the date of payment, plus accumulated dividends. Payment is made to the executive in cash rather than stock. The deferred stock units are forfeited if the executive's employment is terminated for cause or is voluntarily terminated by the executive (except on account of retirement, death or disability) prior to the date of payment. The executive may elect to defer payment of all or part of the cash portion of the bonus by filing an election to do so in the manner described in the Program. Deferred amounts will be credited with interest quarterly based on the current 5-year U.S. Treasury Bond rate. In order to avoid wide swings in payouts and to better focus the Program participants on long-term results, the Program provides that 60% of any bonus paid to the executive officers will be based on current year performance and 40% will be based on performance for the prior year.

The cash portion of the bonuses for 2001 for the executive officers named in the Summary Compensation Table is set forth in the "Bonus" column of that Table, and the deferred stock unit portion of the bonuses is set forth in the Long- Term Incentive Plan Awards Table. Mr. Cox's target bonus for 2001 under the Program was 45% of annual base salary. His actual bonus, based 60% on 2001 performance and 40% on 2000 performance, was 38.07% of annual base salary. The target bonuses of Messrs. Arwood, Eon, Helms and Thrash were 40%, 25%, 30% and 25%, respectively, of annual base salary. Their actual bonuses, based 60% on 2001 performance and 40% on 2000 performance (100% on 2001 performance for Mr. Eon, since he wasn't an employee in 2000), were 28.54%, 23.05%, 22.29% and 17.68%, respectively, of annual based salary.

Equity-based Compensation. Equity-based compensation, including compensation under the Corporation's Long-term Equity Incentive Plan and Employee Stock Purchase Plan, is intended to encourage ownership and retention of the Corporation's common stock by key employees, thereby giving them a meaningful stake in the Corporation's continued success and aligning their interests with those of other shareholders.

The Long-term Equity Incentive Plan is briefly described in the paragraph above the Option Grants Table. During 2001 the Compensation and Human Resources Committee awarded options under the plan for the following number of shares to the executive officers named in the Summary Compensation Table (as adjusted to give retroactive effect to the 5% common stock dividend that was distributed on September 24, 2001 to shareholders of record at the close of business on September 3, 2001): 10,500 shares to Mr. Cox, 8,400 shares to Mr. Arwood, 4,200 shares to Mr. Eon, and for 4,830 shares each to Messrs. Helms and Thrash.

The Employee Stock Purchase Plan generally provides that full-time employees of the Corporation or a participating subsidiary with more than 6 months of service may elect, prior to the offering period (July 1 to June 30), to purchase common shares of the Corporation at a price equal to 85% of the lesser of the market price of the stock at the beginning of the period and the market price at the end of the period. For the offering period ending June 30, 2001, Mr. Eon was not eligible to participate in the Employee Stock Purchase Plan; and Messrs. Cox, Arwood, Helms and Thrash, the other executive officers named in the Summary Compensation Table, purchased 827, 0, 150 and 451 shares, respectively, under the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan covers 5 offering periods expiring on June 30, 2004.

Other Compensation. The executive officers are also covered by medical and retirement plans which are generally applicable to full-time employees of the Corporation and its subsidiaries. The retirement plans covering each of the executive officers are the First Merchants Corporation Retirement Pension Plan, a defined benefit pension plan (described in the "Pension Plans" section), and the First Merchants Corporation Retirement Savings Plan, an Internal Revenue Code Section 401(k) plan (referred to in note (1) to the Summary Compensation Table). Mr. Cox and Mr. Arwood are also covered by the First Merchants Corporation Supplemental Executive Retirement Plan, a nonqualified SERP plan (described in the section of this Proxy Statement entitled "Compensation of Executive Officers -- Pension Plans").

The above report is submitted by:

FIRST MERCHANTS CORPORATION COMPENSATION
AND HUMAN RESOURCES COMMITTEE

Robert M. Smitson, Chairman       Thomas B. Clark
Stefan S. Anderson                John W. Hartmeyer
Frank A. Bracken                  Norman M. Johnson

AUDIT COMMITTEE REPORT

The Audit Committee reports as follows: (a) the Committee has reviewed and discussed the audited financial statements of the Corporation for 2001 with the Corporation's management; (b) the Committee has discussed with BKD, LLP, the Corporation's independent auditor for 2001, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU ss.380), as modified or supplemented from time to time; and (c) the Committee has received the written disclosures and the letter from the Corporation's independent auditor required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees), as modified or supplemented from time to time, and has discussed with the independent auditor the independent auditor's independence. Based on the review and discussions referred to in clauses (a) - (c) of the preceding sentence, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements of the Corporation be included in the Corporation's Annual Report on Form 10-K (17 CFR ss.249.310) for the 2001 fiscal year for filing with the Securities and Exchange Commission.

The above report is submitted by:

FIRST MERCHANTS CORPORATION AUDIT COMMITTEE

James F. Ault, Chairman         Suzanne L. Gresham
Stefan S. Anderson              Nelson W. Heinrichs
Philip H. Barger                George R. Likens
Thomas E. Chalfant              Greg A. Moser
Thomas B. Clark                 Gerald S. Paul
Daniel Eichhorn                 John E. Worthen

PERFORMANCE GRAPH

The following graph compares the yearly change in the Corporation's cumulative total shareholder return on its common stock during the last 5 years with (1) the cumulative total return of the Russell 2000 Index, and (2) the cumulative total return of the Russell 2000 Financial Services Sector Index. The graph assumes $100 was invested on January 1, 1997 in the Corporation's common stock, and in each of the two indexes shown, and all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 AMONG FIRST MERCHANTS CORPORATION, RUSSELL 2000
                   AND RUSSELL 2000 FINANCIAL SERVICES SECTOR

                              [LINE GRAPH OMITTED]

                           12/31/96         12/31/97         12/31/98          12/31/99         12/31/00         12/31/01
FMC                          100 ............145.32...........157.40............165.21...........148.47...........171.65
Russell 2000                 100 ............122.36...........119.24............144.59...........140.22...........143.71
Russell 2000 Finl Serv       100 ............136.03...........126.24............118.83...........143.84...........166.34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Corporation is not aware of any person who is the beneficial owner of more than 5% of the Corporation's outstanding common stock. The following is a summary of the amount and percent of the Corporation's common stock beneficially owned on February 14, 2002 by each director and director nominee, by each executive officer named in the Summary Compensation Table above, and by all directors and executive officers as a group. Unless otherwise noted, the beneficial owner has sole voting and investment power.

                                             Amount and Nature          Percent
Beneficial Owner                        of Beneficial Ownership(1)      of Class
----------------                        --------------------------      --------

Stefan S. Anderson (14)                        103,507 (2)                  *
Roger M. Arwood                                  5,355                      *
James F. Ault                                   22,702 (3)                  *
Jerry M. Ault                                   49,247 (4)                  *
Dennis A. Bieberich                             80,510 (5)                  *
Frank A. Bracken (14)                           86,002 (6)                  *
Blaine A. Brownell                               1,050 (7)                  *
Thomas B. Clark                                  9,257                      *
Michael L. Cox                                  65,655 (8)                  *
Barry J. Hudson                                547,431 (9)               4.28%
Norman M. Johnson                              388,377 (10)              3.04%
George A. Sissel                                 7,283 (11)                 *
Robert M. Smitson (14)                          17,652 (12)                 *
John E. Worthen                                  9,186                      *
Roy A. Eon                                           0                      *
Larry R. Helms                                  43,266 (13)                 *
James L. Thrash                                 23,717                      *

Directors and Executive
Officers as a Group (17 persons) (14)        1,460,197                  11.27%

(1) The information contained in this column is based upon information furnished to the Corporation by the persons and entities named above and shareholder records of the Corporation. The shares shown include the following shares which may be acquired during the next 60 days under a stock option plan by the executive officers named above: Mr. Arwood, 5,250 shares; Mr. Cox, 54,651 shares; Mr. Helms, 27,215 shares; and Mr. Thrash, 8,395 shares; and the following shares which may be acquired during the next 60 days under a stock option plan by the directors named above: Mr. Anderson, 31,185 shares; Messrs. Clark and Worthen, 7,875 shares each; Messrs. Bracken, Sissel and Smitson, 6,930 shares each; Mr. Johnson, 5,040 shares; Mr. Hudson, 4,200 shares; Mr. J. F. Ault, 3,150 shares; and Dr. Brownell, 950 shares. The shares shown for directors and executive officers as a group include 176,576 shares which may be acquired during the next 60 days under a stock option plan.

(2) Includes 1,968 shares held by his spouse, Joan Anderson, in which he disclaims any beneficial interest.

(3) Includes 12,684 shares held by his spouse, Marilyn Ault, in which he disclaims any beneficial interest.

(4) Includes 509 shares held by his spouse, Christina Ault, in which he disclaims any beneficial interest.

(5) Includes 30,522 shares held by his spouse, Melanie Bieberich, in which he disclaims any beneficial interest.

(6) Includes 4,378 shares held by his spouse, Judy Bracken, in which he disclaims any beneficial interest.

(7) Includes 100 shares held by his spouse, Mardi Brownell, in which he disclaims any beneficial interest.

(8)  Includes 4,505 shares held jointly with his spouse, Sharon Cox.

(9) Includes 297,286 shares owned by Mutual Security, Inc.; 187,749 shares held jointly with his spouse, Elizabeth Hudson; and 10,910 shares held by his spouse as custodian for his children, in which he disclaims any beneficial interest.

(10) Includes 25,717 shares held by his spouse, Julia Johnson, in which he disclaims any beneficial interest; and 77,931 shares held in trust for family members for which Mr, Johnson, as co-trustee, has shared voting and investment power.

(11) Includes 353 shares held jointly with his spouse, Mary Sissel.

(12) Includes 5,315 shares held by his spouse, Marilyn Smitson, in which he disclaims any beneficial interest.

(13) Includes 16,051 shares held jointly with his spouse, Sandra Helms.

(14) Messrs. Anderson, Bracken and Smitson serve as directors of the George and Frances Ball Foundation, Muncie, Indiana, which owns 217,569 shares (1.70%) of the Corporation's outstanding common stock. The Foundation's Board of Directors, which has 6 members, has the voting and investment power over the shares held by the Foundation. The Foundation's shares are not included in the totals of the shares beneficially owned by Messrs. Anderson, Bracken and Smitson or by directors and executive officers as a group.

*    Percentage beneficially owned is less than 1% of the outstanding shares.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

Certain directors and executive officers of the Corporation and its subsidiaries and their associates are customers of, and have had transactions with, the Corporation's subsidiary banks from time to time in the ordinary course of business. Additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers to file reports of ownership and changes in ownership of the Corporation's stock with the Securities and Exchange Commission. Based on its records and the written representations of its directors and executive officers, the Corporation believes that during 2001 its directors and executive officers complied with all Section 16(a) filing requirements.

INDEPENDENT PUBLIC ACCOUNTANTS

Selection of Independent Public Accountants

The Board has selected BKD, LLP as the Corporation's independent public accountants for 2002. Representatives of the firm are expected to be present at the annual shareholders' meeting. They will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Audit Fees

BKD, LLP billed the Corporation and its affiliates aggregate fees totaling $158,650 for professional services rendered for the audit of the Corporation's annual financial statements for 2001 and the reviews of the financial statements included in the Corporation's Forms 10-Q for 2001.

Financial Information Systems Design and Implementation Fees

BKD,  LLP  did  not  perform  any  financial   information   systems  design  or
implementation services for the Corporation in 2001.

All Other Fees

The aggregate fees for all services rendered by BKD, LLP to the Corporation for 2001, other than those described in the two immediately preceding paragraphs, totaled $72,128.

The Audit Committee has considered whether the provision by BKD, LLP of the services covered by the fees other than the audit fees is compatible with maintaining BKD, LLP's independence and believes that it is compatible.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the 2003 annual meeting of the shareholders must be received by the Secretary of the Corporation at the Corporation's principal office by October 29, 2002, for inclusion in the Corporation's 2003 proxy statement and form of proxy relating to that meeting.

Shareholder proposals, if any, intended to be presented at the 2002 annual meeting that were not submitted for inclusion in this proxy statement will be considered untimely unless they were received by the Secretary of the Corporation at the Corporation's principal office by January 9, 2002.

OTHER MATTERS

The cost of soliciting proxies will be borne by the Corporation. In addition to solicitations by mail, proxies may be solicited personally or by telephone or other electronic means, but no solicitation will be made by specially engaged employees or paid solicitors.

The Board and management are not aware of any matters to be presented at the annual meeting of the shareholders other than the election of the directors. However, if any other matters properly come before such meeting or any adjournment thereof, the holders of the proxies are authorized to vote thereon at their discretion, provided the Corporation did not have notice of any such matter on or before January 9, 2002.

                                         By Order of the Board of Directors



Muncie, Indiana                          Larry R. Helms
February 26, 2002                        Secretary

FIRST MERCHANTS BANK, N.A.    PROXY SOLICITED ON BEHALF OF THE
Transfer Agent                BOARD OF DIRECTORS OF FIRST MERCHANTS CORPORATION
75 Oser Avenue                MUNCIE, INDIANA
Hauppauge, NY 11788           The undersigned  hereby appoints Clell W. Douglass
                              and Hamer D. Shafer,  and each of them, as proxies
                              with power of  substitution,  to represent  and to
                              vote all shares of common stock of First Merchants
                              Corporation   which  the   undersigned   would  be
                              entitled   to  vote  at  the  Annual   Meeting  of
                              Shareholders of First Merchants Corporation to be held at the Horizon Convention Center, 401 South
                              High Street, Muncie, Indiana 47305, at 3:30 PM EST on April 11, 2002, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present. If any of the nominees for election as Directors is unable or declines to serve for any reason, the persons listed above have the authority to vote for any substitute nominee named by the Board of Directors of First Merchants Corporation.

INTERNET VOTING OPTION: Available 24 hours a day, 7 days a week, Internet voting is quick, convenient and your vote is immediately submitted. Simply log on to www.proxytrust.com, click on the INVESTORS tab and follow the instructions on the screen. You will be asked to enter your 10-digit control number (found below right) in order to vote on the electronic equivalent of this proxy card. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed and returned your proxy card. If you vote by Internet, please do not return your proxy by mail.

                                                                      ----------
                                                 Your Control Number: 1234567890
                                                                      ----------

           FIRST MERCHANTS CORPORATION ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 11, 2002

THE BOARD OF DIRECTORS AND MANAGEMENT OF FIRST MERCHANTS CORPORATION RECOMMEND A VOTE "FOR" THE PROPOSALS LISTED.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' AND MANAGEMENT'S RECOMMENDATIONS, JUST SIGN BELOW; NO BOXES NEED TO BE CHECKED.

1.   Election of Directors:          FOR all nominees listed to the left (except
     Stefan S. Anderson                as specified in the space below)
     Jerry M. Ault                   WITHHOLD VOTE (do not vote for any
     Blaine A. Brownell                of the nominees listed to the left)
     Thomas B. Clark
     John E. Worthen

     (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided to the right.) _________________________________

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting, provided the Corporation did not have notice of any such matter on or before January 9, 2002.

                              This proxy will be voted as directed, but if not otherwise directed this proxy will be voted "FOR" election to the Board of Directors of all nominees listed in item 1 above.

                                        ___________________________Dated________
                                        (Signature of Shareholder)

                                        ___________________________Dated________
                                        (Signature of Shareholder)

                              (Joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign).

Please check this box if you plan to attend the Annual Meeting. Number attending: _______